SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20579


                          ----------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                          ----------------------------

                     Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934, as amended

 Date of Report (Date of earliest event reported): May 8, 1997 (April 25, 1997)


                            The Cosmetic Center, Inc.
             (Exact Name of Registrant as Specified in its Charter)


 Delaware                  0-14756                      52-1266697

(State or Other           (Commission                 (I.R.S. Employer
Jurisdiction of           File Number)                Identification No.)
Incorporation)

                              8839 Greenwood Place
                             Savage, Maryland 20763
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code: (301) 497-6800

                                 Not Applicable
(Former name or former address, if changed since last report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On April 25, 1997, pursuant to the Agreement and Plan of Merger among The Cosmetic Center, Inc. (the "Corporation"), Revlon Consumer Products Corporation ("Revlon") and Prestige Fragrance & Cosmetics, Inc. ("PFC") dated as of November 27, 1996 and amended as of February 20, 1997 and March 20, 1997 (the "Merger Agreement"), the Corporation consummated the previously announced merger of PFC, a wholly owned subsidiary of Revlon, with and into the Corporation (the Merger"), with the Corporation surviving the Merger. Pursuant to the Merger, Revlon received 8,479,335 shares of the Corporation's newly issued Class C Common Stock, par value $.01 per share (the "Class C Common Stock"), the only class of the Corporation's stock outstanding after the Merger, in exchange for its one share of PFC stock outstanding prior to the Merger. As a result of the Merger, the Corporation's stockholders were entitled to receive for each share of Class A Common Stock or Class B Common Stock they held one share of newly issued Class C Common Stock or, at each stockholder's election and subject to the limitation discussed below, $7.63 in cash (the "Cash Election"). Holders of options to purchase the Corporation's Class A Common Stock or Class B Common Stock with an exercise price of less than $7.63 were entitled to elect to receive for each such option they held an equivalent option to purchase Class C Common Stock or, at each such optionholder's election and subject to the limitation discussed below, cash equal to the difference between $7.63 and the exercise price per share of such options. The right of stockholders and optionholders to receive cash was limited to an aggregate of 2,829,065 shares and options for shares. Holders of 3,688,440 shares of Class A Common Stock and Class B Common Stock in the aggregate and 86,500 options exercised their Cash Election so that after pro-ration 2,764,116 shares of Class A Common Stock and Class B Common Stock in the aggregate were accepted for Cash Election. The number of shares of Class C Common Stock owned by Revlon after the Merger constitute approximately 85% of the outstanding Class C Common Stock after giving effect to the Cash Election. Prior to the Merger, Anita J. Weinstein, Mark S. Weinstein and Susan K. Magenheim owned or had the power to vote approximately 51.4% of the Corporation's outstanding Class B voting common stock.

         Contemporaneous with the consummation of the Merger, the Corporation entered into a Loan and Security Agreement with BankAmerica Business Credit, Inc., as Agent, and the Lenders parties thereto, which provides for a credit facility of up to $70.0 million (the "Financing") of which approximately $35.2 million was borrowed ($14.0 million to refinance the Corporation's then existing credit facility and approximately $21.2 million to fund the Cash Election). The Corporation's accounts receivable and inventory and proceeds therefrom are pledged to secure its obligations under the Financing.

         Revlon, Inc. beneficially owns all of the outstanding shares of Revlon's common stock. MacAndrews & Forbes Holdings Inc. ("MacAndrews Holdings"), which is wholly owned by Ronald O. Perelman, owns, indirectly through Revlon Worldwide Corporation, shares of Revlon, Inc. common stock representing approximately 83.1% of the outstanding shares of common stock and approximately 97.4% of the voting power of the outstanding shares of common stock of Revlon, Inc. All of the Corporation's Class C Common Stock held by Revlon has been pledged as collateral for Revlon's obligations under Revlon's credit agreement and a credit agreement of a subsidiary

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of Revlon. Shares of intermediate parent holding companies of Revlon are or may from time to time be pledged to secure obligations of MacAndrews Holdings or its affiliates.

         Pursuant to the Merger Agreement, the Corporation's Board of Directors was enlarged to nine members, and the members appointed upon consummation of the Merger were the nine nominees named in each of the Merger Agreement and the Proxy Statement/Prospectus included in the Corporation's Registration Statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on December 20, 1996 (Commission File No. 333-18321), and the amendments thereto filed January 31, 1997, February 25, 1997, March 24, 1997 and April 3, 1997 (the "Form S-4"). Pursuant to the Stockholders Agreement among Mark S. Weinstein, Anita J. Weinstein, Susan K. Magenheim and a partnership composed of Mr. Weinstein, Mrs. Weinstein and Mrs. Magenheim (the "Principal Stockholders") and Revlon dated November 27, 1997, for three years from the consummation of the Merger, the Principal Stockholders are required to vote all of their Class C Common Stock in favor of Revlon's nominees for director so that Revlon will at all times maintain representation on the Corporation's Board of Directors equal to Revlon's percentage ownership of Class C Common Stock, but not less than seven board seats, including two independent directors, and Revlon is required to vote its shares in favor of the Principal Stockholders' nominees for director equal to their aggregate percentage ownership of Class C Common Stock after giving effect to the Merger and the Cash Election, but not less than one nor more than two board seats.

ITEM 2   ACQUISITION OR DISPOSITION OF ASSETS

         The information required by this Item 2 has been previously reported by the Corporation in the Corporation's Proxy Statement/Prospectus included in the Form S-4. See also Item 1.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On May 1, 1997 the Corporation's Board of Directors adopted the recommendation of the Audit Committee and retained KPMG Peat Marwick LLP, independent certified public accountants ("KPMG"), as the Corporation's independent auditors for the Corporation's 1997 fiscal year, replacing Arthur Andersen LLP, the Corporation's auditors for the fiscal year ended September 27, 1996 ("Arthur Andersen"). This change in independent auditors was not based upon any disagreements or reportable events as those terms are used in Item 304 of Regulation S-K, and Arthur Andersen did not resign or decline to stand for re-election. Rather, because for accounting purposes the Merger will be treated as a reverse acquisition, with the result that PFC's historical financial statements will be the continuing historical financial statements of the Corporation, and because KPMG audited the 1993, 1994, 1995 and 1996 financial statements of PFC, the Corporation determined that it was in its best interests to retain KPMG. The change in accountants was recommended by the Corporation's Audit Committee.

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         Arthur Andersen's reports on the Corporation's financial statements for the fiscal years ended September 29, 1995 and September 27, 1996 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended September 29, 1995 and September 27, 1996 there were no disagreements with Arthur Andersen (even if resolved to the satisfaction of Arthur Andersen) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its audit reports. There were no events that would be "reportable events" pursuant to Item 304(a)(v) of Regulation S-K during the fiscal years ended September 29, 1995 and September 27, 1996 and in any subsequent interim period. As required pursuant to Item 304 of Regulation S-K, a letter from Arthur Andersen addressed to the Securities and Exchange Commission (the "Commission") confirming that it agrees with the statements in this paragraph is filed as Exhibit 16 hereto. The Corporation has requested KPMG to review the disclosure in this Item 4 and has provided KPMG with the opportunity to furnish the Corporation with a letter addressed to the Commission containing any new information or clarification or the respects in which it does not agree with the statements made in this Item 4, and KPMG has advised that no such letter is necessary.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         The financial statements and pro forma financial information required by this Item 7 with respect to the matters addressed in Item 2 above have been previously reported by the Corporation in the balance sheets of PFC as of December 31, 1996 and 1995 and the related statements of operations, retained earnings and cash flows for each of the years in the three-year period ended December 31, 1996, together with the related notes, and the unaudited pro forma financial statements of the Corporation post-Merger, together with the related notes, all contained in the Corporation's Proxy Statement/Prospectus included in the Form S-4.

          2. Agreement and Plan of Merger by and among the Corporation, Revlon and PFC, dated as of November 27, 1996 and amended as of February 20, 1997 and March 20, 1997 (incorporated herein by reference to Annex I to the Corporation's Proxy Statement/Prospectus included in the Form S-4).

         16. Letter dated May 8, 1997 from Arthur Andersen LLP to the Securities and Exchange Commission (filed herewith) (provided with respect to the matters addressed in Item 4).


ITEM 8.  CHANGE IN FISCAL YEAR.

         As a result of the reverse acquisition accounting for the Merger, the Corporation elected to adopt PFC's fiscal year, which ends December 31. On May 1, 1997, the Corporation's Board of Directors changed the Corporation's fiscal year end to the last Friday of December.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        THE COSMETIC CENTER, INC.


Dated:  May 8, 1997                    By: /s/ Bruce E. Strohl
                                         ____________________________
                                         Name:  Bruce E. Strohl
                                         Title: Senior Vice President-Finance


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